EXHIBIT 99.1
ASHFORD
First Quarter 2022 Conference Call
May 5, 2022
11 a.m. CT

Introductory Comments – Jordan Jennings
Good day everyone and welcome to today’s conference call to review results for Ashford for the first quarter 2022 and to update you on recent developments. On the call today will be: Deric Eubanks, Chief Financial Officer, and Eric Batis, Managing Director and Senior Vice President of Portfolio Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.
At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.
In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on May 4, 2022, and may also be accessed through the Company’s website at www.ashfordinc.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the first quarter of 2022 with the first quarter of 2021.
I will now turn the call over to Deric.
Introduction – Deric Eubanks
Good morning, and welcome to our call to discuss our financial results for the first quarter of 2022. I’ll start by giving you an overview of our operations, strategy, and financial results for the quarter, and then Eric will provide an update regarding our operating businesses. After that, we will open it up for Q&A.
We have a lot of exciting developments to discuss on today’s call.
The key themes we are going to highlight today are:
•First, the recovery in the lodging industry continues to gain momentum. While the year started off a little slow, we saw demand trends ramp up quickly in mid-to-late February and that strength has continued into the second quarter. Both of our Advised REIT platforms are on solid footing. Ashford Trust has significant liquidity, recently reinstated its preferred dividends and filed an S-3 with the SEC for the future offering of its Non-Traded Preferred Stock. Braemar is back on offense and growing, with its recent acquisition of The Ritz-Carlton Reserve Dorado Beach in Puerto Rico;

•Second, we continue to see strong results in our third-party growth initiative, highlighted with Remington’s recent acquisition of Chesapeake Hospitality which added 30 third-party hotels to Remington’s portfolio. Remington’s mix of third-party hotels under management now stands at approximately 40%, and Eric will discuss more details around this transformational transaction in a minute;
•Third, through our focus on growing AUM, we have been successful in raising substantial amounts of capital, and continue to ramp up our capital raising efforts at Ashford Securities. In fact, when comparing the first three quarters of capital raising in the broker-dealer channel for non-traded preferred stock, Ashford Securities is significantly outpacing peers; and

•Fourth, as of the end of the first quarter, our trailing 12-month Adjusted EBITDA is now $57.7 million, which is nearly back to our pro forma 2019 Adjusted EBITDA level and we continue to be well-positioned for future growth.
Last year, for the first time in our history as a public company, we provided long-term guidance for what we expected our Adjusted EBITDA to be for 2023 and 2025. While we have historically not provided earnings guidance, we felt that it was important for the market to better understand the growth potential for our platform over the long-term. As a result of the improved recovery we have been seeing in the hospitality industry, along with significant progress that we’ve made on our growth strategies, yesterday, we updated those projections. Our updated guidance includes projections for Adjusted EBITDA for the calendar years of 2023 through 2026. Our current projection for Adjusted EBITDA in 2023 is $70 million, which is a 25% increase above our previous guidance. These projections are driven by the continued recovery we are seeing in the hospitality industry, the continued ramp up of Ashford Securities and growth in our assets under management, and continued growth in our third-party business for our portfolio companies. We encourage investors and analysts to review the projections, which can be found on our website.

Our two publicly-traded REIT platforms, Ashford Trust and Braemar, owned 115 hotels with approximately 26,000 rooms and had approximately $7.9 billion of gross assets as of March 31, 2022. Braemar is currently benefiting from its focus on the luxury segment and specifically its luxury resorts. Braemar continues to report industry leading results, and its first quarter results significantly exceeded its 2019 results. Braemar also announced the reinstatement of its quarterly common stock dividend and completed its second acquisition of this cycle with the 96-room Ritz-Carlton Reserve Dorado Beach in Dorado, Puerto Rico. Ashford Trust has significantly deleveraged its balance sheet, is now paying interest current on its strategic financing, is paying its preferred dividends, and filed a registration statement in early March for the future offering of its Series J and Series K Redeemable Non-Traded Preferred Stock, which will be issued through Ashford Securities. Ashford Trust also continued to maintain a significant cash balance, which ended the quarter at $549 million, and remains encouraged by the positive momentum in its portfolio. Looking ahead, both platforms now have significant liquidity and with both REITs stabilized and performing well, we believe both are well-positioned for the continued recovery of the hotel industry, and we remain focused on their future strategic objectives.
Our strategy and structure is designed for growth. We have a powerful ecosystem of businesses that all benefit as we grow our assets under management. We estimate that for every $100 million increase in AUM, our Adjusted EBITDA would increase approximately $1 million. Our size and scale in the lodging industry also bring benefits to third-party owners and other capital providers. We believe we have a superior strategy and structure that is unique within the hospitality space, and we are excited about the potential future growth of our platform.
I will now turn to our financial results for the quarter.

Net loss attributable to common stockholders for the first quarter was $(8.4) million.
Adjusted EBITDA was $14.9 million, an increase of 170% over the prior year quarter. Our strong growth in Adjusted EBITDA for the quarter was driven by our REIT Advisory Business and improved financial performance at INSPIRE, Remington, Premier and Red Hospitality. We are particularly excited to report $3.9 million of Adjusted EBITDA for INSPIRE in the first quarter. We are seeing an acceleration in the bookings for group events, and INSPIRE is well-positioned to continue to benefit from that recovery. In terms of growth in Adjusted EBITDA over the prior year, our performance was led by INSPIRE with an increase of $5.3 million, then Remington with an increase of $2.0 million, and then Premier with an increase of $1.7 million.
Adjusted net income for the first quarter was $11.2 million, and Adjusted net income per share was $1.50. These results reflect growth rates over the prior year of 134% and 131%, respectively.
Our share count currently stands at 7.6 million fully diluted shares outstanding, which is comprised of 3.1 million common shares outstanding, 0.2 million common shares earmarked for issuance under our deferred compensation plan, 4.1 million common shares associated with our Series D convertible preferred stock, 0.1 million common shares associated with preferred OP units issued as part of the Chesapeake acquisition that closed after the end of the first quarter, and the balance is primarily restricted stock.
Subsequent to the end of the quarter, we entered into a new $100 million corporate term loan. The corporate financing commitment has an initial term of five years with three, one-year extension options subject to the satisfaction of certain conditions and bears interest at a rate of LIBOR + 7.35%. At closing, we drew down $50 million and have the option to draw the additional $50 million over the next 24 months. We currently have $70 million drawn on the loan.
Additionally, subsequent to the end of the quarter, Ashford’s Board of Directors declared cash dividends for our Series D convertible preferred stock reflecting accrued and unpaid dividends for the quarters ending June 30, 2020 and December 31, 2020. We paid an aggregate cash dividend of $0.932 per share on April 15, 2022, representing approximately 50% of the accrued dividends. We hope to be in a position to pay the remaining accrued preferred dividends sometime during 2023 and, going forward, we plan to keep the preferred dividend payments current.
I will now turn the call over to Eric to discuss our operating businesses in more detail.
Products & Services – Eric Batis
Thank you, Deric.
We are excited to provide updates on our Products & Services businesses. Our continued rapid recovery coming out of the pandemic makes us even more confident in the opportunities ahead and what these businesses can become.
As a reminder, our Products & Services division is a unique investment strategy in the hospitality industry, where we aim to accelerate growth and create shareholder value through the implementation of best operating practices and the execution of accretive acquisitions. We are also able to utilize our extensive relationships and refer these businesses to our advised REITs, ensuring their hotels receive exceptional service while optimizing financial performance.

The first business I’d like to discuss is RED Hospitality & Leisure, a leading provider of watersports activities and other travel services in the U.S. Virgin Islands, Puerto Rico, Key West, and Turks & Caicos. In the first quarter, RED generated $6.0 million of revenue and $1.3 million of Adjusted EBITDA, representing 32.5% revenue growth over the prior year quarter and achieving a 22% margin. RED had a record year in 2021 and continues to benefit from strong leisure demand in its markets. Lastly, RED continues to explore inorganic M&A opportunities to rapidly scale its platform by growing its market share within its existing markets as well as diversifying and expanding to new geographic areas.
As previously discussed, in the fourth quarter of 2021, JSAV completed a strategic rebranding and is now named INSPIRE.  Throughout its 35-year history, the full-service event technology company has developed creative and individualized event production solutions and the new name, INSPIRE, reflects the energy and momentum the company brings to each of its clients and the aspiration to create events that move people.
Continuing the upward trend since the second quarter of 2021, INSPIRE generated $25.0 million of revenue and $3.9 million of Adjusted EBITDA in the first quarter. First quarter revenue was 593% above that of 2021, resulting in a 15.7% Adjusted EBITDA margin compared to a -37.8% margin in the prior year quarter. This margin is the second best Adjusted EBITDA margin for a quarter in company history just below the all-time record of 16% in the first quarter of 2018. Additionally, in the month of March, INSPIRE generated over $3 million in Adjusted EBITDA, the highest single month of EBITDA in company history at a record 25% EBITDA margin.
Hospitality revenues, which include events at hotels where INSPIRE is contracted as the exclusive audio-visual provider, were $11.9 million in the first quarter, which represents growth of 748% over the prior year quarter. Also, during the quarter, INSPIRE executed 5 new hospitality contracts representing $3.1 million of annual revenues. We are thrilled with INSPIRE’s start to 2022 and look forward to seeing their results improve throughout the rest of the year as hotel performance continues to rebound and focus shifts to business as usual and in-person events.
Remington is a dynamic hotel management company, providing best-in-class service and expertise to hotels across the country. Subsequent to the end of the quarter, Remington closed on the acquisition of Chesapeake Hospitality and its 30 properties across 20 new ownership groups. Chesapeake was acquired for an initial consideration of $15.75 million, payable with $6.3 million in cash and $9.45 million of a new Series CHP Convertible Preferred Unit, which will pay a 7.28% annual dividend and have a $117.50 conversion price per share. Chesapeake will also have the ability to earn up to $10.25 million of additional consideration based on its base management fee contribution for the trailing 12-month periods ending March 2024 and March 2025 for a total potential consideration of $26 million. Should Chesapeake’s performance result in the full earnout for the seller, Ashford expects $5.3 million of EBITDA contribution for the full year of 2024, which would represent an acquisition multiple of 4.9x EBITDA. This is a very attractive multiple compared to recent comparable transactions.
The acquisition expands Remington’s geographic footprint to complementary Midwestern markets such as Pittsburgh, Milwaukee, Detroit, and St. Louis. It will also expand Remington’s portfolio of IHG and independent properties while adding its first Wyndham property. Remington’s third-party hotels under management currently stand at 47 and represent approximately 40% of hotels under management up from approximately 20% pre-acquisition. We are optimistic about the future prospects of executing more third-party management contracts to bolster our roster of 121 hotels across 25 brands and 28 states and Washington, D.C., including 19 independent and boutique properties.

In addition to the Chesapeake acquisition, Remington executed three third-party management agreements in the first quarter and was verbally awarded another, representing $944,000 of first full year base fees. All four of the contracts were for operating hotels. We are excited for Remington’s continued growth in the third-party space, as it continues to climb the ranks as one of the largest third-party hotel management companies.
Premier provides comprehensive and cost-effective design, development, architecture, procurement, and project management services. The company continues to add staff in order to support its growth objectives. Since the fourth quarter of 2021, Premier has executed five hospitality design, procurement, architecture and project management contracts. Premier has signed a total of 37 contracts across 20 ownership groups representing $11.6 million of third-party fees. Additionally, the majority of Premier’s third-party customers have come back to contract additional work from Premier. By delivering excellent service and exceptional projects, we are confident Premier will continue to capitalize on the uptick in capital investments by owners and investors.
Lastly, I’d like to update you on the progress of Ashford Securities, our retail capital-raising platform. In just ten months, Ashford Securities has issued approximately $96.1 million of Braemar’s non-traded preferred stock to both retail and institutional investors. We have signed over 40 dealer agreements that represent almost 6,000 brokers, and we continue to have conversations with more dealers about signing onto this capital raise.
Ashford Securities continues to evaluate its next product offerings by consulting with our underwriting, investment banking, and executive management teams. We continue to see a strong retail appetite for differentiated investment strategies designed to provide current income and growth that is not dependent on the traded capital markets. Ashford Securities is uniquely positioned to capitalize on this market opportunity. For the remainder of 2022, we plan on launching several new products to our fundraising platform, including a non-traded preferred security for Ashford Trust, and believe we are at the very early stages of tapping into this attractive capital source.
As we look forward to the rest of 2022, we will continue focusing on growing our businesses through the recovery in the hospitality industry, pursuing third-party growth, and our two major initiatives: rapid growth in third-party sales and executing strategic acquisitions for our Products & Services platform. We continue to see significant runway in all of our businesses and see the opportunity to meaningfully scale across all our portfolio companies.
That concludes our prepared remarks, and we will now open up the call for Q&A.
Operator to end call after Q&A – do not go back to management.